SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant                            [X]
Filed by a Party other than the Registrant         [ ]

Check the appropriate box:
|X|  Preliminary Proxy Statement                   Confidential, for use of the
                                                   Commission Only (as permitted
[ ]  Definitive Proxy Statement                    by Rule 14a-6(e)(2))

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-2

                                  Sepracor Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.   Title of each class of securities to which transaction applies: ___________

2.   Aggregate number of securities to which transaction applies: ______________

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ______________________________

4.   Proposed maximum aggregate value of transaction: __________________________

5.   Total fee paid: ___________________________________________________________

[ ]  Fee paid previously with preliminary materials: ___________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.   Amount previously paid: ___________________________________________________

2.   Form, Schedule or Registration Statement No.: _____________________________

3.   Filing Party: _____________________________________________________________

4.   Date Filed: _______________________________________________________________

                                                                Preliminary Copy
                                                                ----------------

                                  SEPRACOR INC.
                                 111 Locke Drive
                        Marlborough, Massachusetts 01752

                  NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held on May 19, 1999

     The 1999 Annual Meeting of Stockholders of Sepracor Inc. (the "Company") will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Wednesday, May 19, 1999 at 9:00 a.m., local time, to consider and act upon the following matters:

     1. To elect two Class II Directors for the ensuing three years;

     2. To approve an amendment to the Company's Restated Certificate of Incorporation, as amended, increasing from 80,000,000 to 140,000,000 the number of authorized shares of Common Stock;

     3. To approve the 1999 Director Stock Option Plan;

     4. To approve an amendment to the Company's 1991 Restated Stock Option Plan; and

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 7, 1999 are entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

     All stockholders are cordially invited to attend the meeting.

                                             By Order of the Board of Directors,


                                             DAVID P. SOUTHWELL
                                             Secretary
Marlborough, Massachusetts
April   , 1999

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                                                                Preliminary Copy
                                                                ----------------

                                  SEPRACOR INC.
                                 111 Locke Drive
                        Marlborough, Massachusetts 01752

           Proxy Statement for the 1999 Annual Meeting of Stockholders

                           To Be Held on May 19, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sepracor Inc. ("Sepracor" or the "Company") for use at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 at 9:00 a.m. on Wednesday, May 19, 1999 and at any adjournments of that meeting. All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company.

     The Company's Annual Report for the year ended December 31, 1998 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or
about April   , 1999.

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission, without exhibits, will be furnished without charge to any stockholder upon written request to Investor Relations, Sepracor Inc., 111 Locke Drive, Marlborough, Massachusetts 01752.


Voting Securities and Votes Required

     On April 7, 1999, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding
and entitled to vote an aggregate of            shares of Common Stock of the
Company, $.10 par value per share (the "Common Stock"). Holders of shares of Common Stock are entitled to one vote per share.

     Under the Company's Amended and Restated By-laws, the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

     The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the record date is required for the approval of the proposed amendment to the Company's Restated Certificate of Incorporation, as amended. The affirmative vote of the holders of a majority of the votes cast by the stockholders is required for the approval of each of the other matters to be voted on.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on each matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter, and will have the effect of a vote against the proposed amendment to the Company's Restated Certificate of Incorporation, as amended.


Stock Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information, as of January 31, 1999, with respect to the beneficial ownership of: (i) the Company's Common Stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; and (ii) the Company's Common Stock, the Common Stock of BioSepra Inc. ("BioSepra Common Stock"), a publicly held subsidiary company of Sepracor ("BioSepra"), and the Common Stock of HemaSure Inc. ("HemaSure Common Stock"), a publicly held subsidiary company of Sepracor ("HemaSure"), by (A) each director and nominee for director; (B) each executive officer named in the Summary Compensation Table under the heading "Compensation of Executive Officers" below; and (C) all directors and executive officers of the Company as a group.

     The number of shares of the Company's Common Stock, BioSepra Common Stock and HemaSure Common Stock beneficially owned by each person is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 1999 through the exercise of any stock option or other right or upon conversion of the Company's 6 1/4% Convertible Subordinated Debentures due 2005 (the "6 1/4% Debentures") and the Company's 7% Convertible Subordinated Debentures due 2005 (the "7% Debentures"). Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

           The directors and executive officers of Sepracor disclaim beneficial ownership of the shares of BioSepra Common Stock and HemaSure Common Stock which are owned by Sepracor.


                                                                                    Shares of        Shares of
                                                                                     BioSepra         HemaSure
                                            Common Stock       Percentage of       Common Stock     Common Stock
                                            Beneficially      Sepracor Common      Beneficially     Beneficially
            Name and Address                    Owned        Stock Outstanding       Owned(1)         Owned(1)
           ------------------                  -------       -----------------      ----------       ----------
5% Stockholders

Putnam Investments Inc.
and related entities....................    3,606,805(4)           11.04%               N/A              N/A
  One Post Office Square
  Boston, MA  02109

FMR Corp.
and related entities....................    3,378,240(2)           10.34%               N/A              N/A
  82 Devonshire Street
  Boston, MA  02109

Soros Fund Management
LLC and related entities................    2,182,500(5)            6.68%               N/A              N/A
  888 Seventh Avenue
  33rd Floor
  New York, NY  10106

Citigroup, Inc.
and related entities..................      1,821,328(6)            5.57%               N/A              N/A
153 East 3rd Street
  Legal Dept. 20th Floor
  New York, NY  10043

Capital Research &
Management Company......................    1,659,720(3)            5.08%               N/A              N/A
  333 South Hope Street
  52nd Floor
  Los Angeles, CA  90071

Directors

Timothy J. Barberich(7).................      864,855               2.65%            45,000          116,750

James G. Andress........................       35,333(8)             *                   --               --

Digby W. Barrios........................       35,333(9)             *                   --               --

Robert J. Cresci........................       35,333(10)            *                   --               --

Robert F. Johnston......................      675,171(11)           2.07%            90,000           70,000

Keith Mansford, Ph.D....................       35,433(12)            *                   --               --

                                                                                    Shares of        Shares of
                                                                                     BioSepra         HemaSure
                                            Common Stock       Percentage of       Common Stock     Common Stock
                                            Beneficially      Sepracor Common      Beneficially     Beneficially
            Name and Address                    Owned        Stock Outstanding       Owned(1)         Owned(1)
           ------------------                  -------       -----------------      ----------       ----------
James F. Mrazek.........................      185,882(13)             *                  --            5,500

Alan A. Steigrod........................       26,000(14)             *                  --               --

Other Named Executive Officers

David S. Barlow(15).....................      380,798               1.17%                --           31,125

Paul D. Rubin, M.D......................          719(16)             *                  --            2,400

David P. Southwell......................      141,736(17)             *               5,000            2,500

James R. Hauske, Ph.D..................        10,000(18)             *                  --               --

All directors and executive
  officers as a group (14
  persons)............................      2,426,593(19)           7.43%           140,000(20)      228,275(21)

-----------
*  Represents holdings of less than one percent.

(1) As of January 31, 1999, no officer or director of Sepracor beneficially owned more than 1% of the BioSepra Common Stock or HemaSure Common Stock, except Mr. Johnston who owns approximately 1.1% of the outstanding BioSepra Common Stock and Mr. Barberich who owns approximately 1.3% of the outstanding HemaSure Common Stock. All directors and executive officers as a group beneficially own approximately 1.7% of the outstanding BioSepra Common Stock and 2.5% of the outstanding HemaSure Common Stock.

(2) This information is taken from a Schedule 13D dated February 10, 1999. FMR Corp. ("FMR") beneficially owns 3,378,240 shares of Common Stock of the Company (the "FMR Shares"). Fidelity Management & Research Company ("Fidelity") beneficially owns 2,826,790 of the FMR Shares as a result of its serving as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to certain other funds which are generally offered to limited groups of investors (collectively the "Fidelity Funds"). Fidelity Management Trust Company ("FMTC") beneficially owns 59,400 of the FMR Shares as a result of its serving as trustee or managing agent for various private investment accounts, primarily employee benefit plans, and serving as investment adviser to certain other funds which are generally offered to limited groups of investors. Fidelity International Ltd. ("FIL") beneficially owns 492,500 of the FMR Shares as a result of its serving as investment advisor or parent of the investment adviser to various non-U.S. investment companies or instrument trusts (the "International Funds"). FMR, through its control of Fidelity, investment-adviser to the Fidelity Funds, and the Fidelity Funds each has sole power to dispose of the 2,826,790 of the FMR Shares owned by the Fidelity Funds. FMR does not have the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the funds' Boards of Trustees. FMR, through its control of FMTC, has sole dispositive power and sole power to vote or direct the voting of 59,400 of the FMR Shares.

(3) This information is taken from a Schedule 13G dated February 10, 1999. Capital Research and Management Company ("CR&MC") reports sole dispositive power and no voting power as to the aggregate number of shares of Common Stock of the Company shown above. CR&MC is deemed to be the beneficial owner of the 1,659,720 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Shares reported by CR&MC includes 232,200 shares resulting from the assumed conversion of $11,000,000 principal amount of the Company's 6 1/4% Convertible Subordinate Debentures.

(4) This information is taken from a Schedule 13G/A dated February 11, 1999, filed by Putnam Investments, Inc. ("PII") on behalf of itself and its affiliates. Of the 3,606,805 shares of Common Stock deemed beneficially owned, PII and Putnam Investment Management, Inc. report shared dispositive power as to 3,475,236 of such shares of Common Stock of the Company and PII and Putnam Advisory Company Inc. report shared voting power of 59,153 of such shares of Common Stock and shared dispositive power of 131,569 of such shares of Common Stock.

(5) This information is taken from a Schedule 13G/A dated September 4, 1998. George Soros may be deemed to have the sole power to direct the voting and disposition of 450,000 shares of Common Stock (1.38% of the total number of outstanding shares) held for his personal account. Each of Winston Partners L.P. ("Winston Partners") and Chatterjee Fund Management, L.P. ("CFM") may be deemed to have the sole power to direct the voting and disposition of 172,500 shares of Common Stock (.53% of the total number of outstanding shares) held for the account of Winston Partners. Winston Partners II LDC ("Winston LDC") may be deemed to have the sole power to direct the voting and disposition of 303,500 shares of Common Stock (.93% of the total amount number of outstanding shares) held for its own account. Winston Partners II LLC ("Winston LLC") may be deemed to have the sole power to direct the voting and disposition of 159,000 shares of Common Stock
     (.49% of the total number of outstanding shares) held for its account. Each of the Chatterjee Management Company ("Chatterjee Management") and Chatterjee Advisors LLC ("Chatterjee Advisors") may be deemed to have the sole power to direct the voting and disposition of 462,500 shares of Common Stock (1.42% of the total number of outstanding shares). This number consists of (i) 303,500 shares of Common Stock held for the account of Winston LDC and (ii) 159,000 shares of Common Stock held for the account of Winston LLC. Dr. Purnendu Chatterjee may be deemed to have the sole power to direct the voting and disposition of 635,000 shares of Common Stock (1.95% of the total number of outstanding shares). This number consists of
     (i) 462,500 shares of Common Stock which Chatterjee Management and Chatterjee Advisors may be deemed to own beneficially and (ii) 172,500 shares of Common Stock held for the account of Winston L.P.

(6) This information is taken from a Schedule 13G dated February 12, 1999. Mutual Management Corp. reports shared voting and dispositive power over 1,560,840 shares. Salomon Smith Barney Holdings Inc. ("SSBH") reports shared voting and dispositive power over 1,783,928 shares. Shares reported by SSBH assume the conversion of 7% Convertible Subordinated Debentures held by SSBH. Citigroup Inc. reports shared voting and dispositive power over 1,821,328 shares. Shares reported by Citigroup Inc. assume the conversion of 7% Convertible Subordinated Debentures held by Citigroup Inc.

(7) The number of shares of Sepracor Common Stock that Mr. Barberich is deemed to beneficially own includes 367,472 shares of Common Stock of the Company which Mr. Barberich has the right to acquire within 60 days after January 31, 1999 upon exercise of outstanding stock options. Also includes an aggregate of 30,000 shares of Common Stock of the Company held in trust for Mr. Barberich's daughter, 107 shares of Common Stock of the Company held by

     Mr. Barberich's wife and 1,048 shares of Common Stock of the Company held by Mr. Barberich's daughter, as to which Mr. Barberich disclaims beneficial ownership. The number of shares of BioSepra Common Stock that Mr. Barberich is deemed to beneficially own includes 43,000 shares of BioSepra Common Stock which Mr. Barberich has the right to acquire within 60 days after January 31, 1999 upon exercise of outstanding stock options. The number of shares of HemaSure Common Stock that Mr. Barberich is deemed to beneficially own includes 87,750 shares of HemaSure Common Stock which Mr. Barberich has the right to acquire within 60 days after January 31, 1999 upon exercise of outstanding stock options.

(8) Represents 35,333 shares of Common Stock of the Company which Mr. Andress has the right to acquire within 60 days after January 31, 1999 upon exercise of outstanding stock options.

(9) Represents 35,333 shares of Common Stock of the Company which Mr. Barrios has the right to acquire within 60 days after January 31, 1999 upon exercise of outstanding stock options.

(10) Represents 35,333 shares of Common Stock of the Company which Mr. Cresci has the right to acquire within 60 days after January 31, 1999 upon exercise of outstanding stock options.

(11) Includes 35,333 shares of Common Stock of the Company which Mr. Johnston has the right to acquire within 60 days after January 31, 1999 upon exercise of outstanding stock options and 30,000 shares of Common Stock of the Company held by a trust of which Mr. Johnston is a beneficiary. Also includes an aggregate of 247,700 shares of Common Stock of the Company held in trust for Mr. Johnston's children, and 160,000 shares held by Mr. Johnston's wife; Mr. Johnston disclaims beneficial ownership of all such shares.

(12) Includes 35,333 shares of Common Stock of the Company which Dr. Mansford has the right to acquire within 60 days after January 31, 1999 upon exercise of outstanding stock options.

(13) Includes 35,333 shares of Common Stock of the Company which Mr. Mrazek has the right to acquire within 60 days after January 31, 1999 upon exercise of outstanding stock options and 150,549 shares of Common Stock held by a trust of which Mr. Mrazek is a trustee and beneficiary.

(14) Includes 24,000 shares of Common Stock of the Company which Mr. Steigrod has the right to acquire within 60 days after January 31, 1999 upon exercise of outstanding stock options.

(15) The number of shares of Sepracor Common Stock Mr. Barlow is deemed to beneficially own includes 175,201 shares of Common Stock of the Company which Mr. Barlow has the right to acquire within 60 days after January 31, 1999 upon exercise of outstanding stock options. The number of shares of HemaSure Common Stock Mr. Barlow is deemed to beneficially own represents 31,125 shares of HemaSure Common Stock which Mr. Barlow has the right to acquire within 60 days after January 31, 1999 upon exercise of outstanding stock options.

(16) Includes 100 shares of Common Stock of the Company held by Dr. Rubin's son.

(17) Includes 141,000 shares of Common Stock of the Company which Mr. Southwell has the right to acquire within 60 days after January 31, 1999 upon exercise of outstanding stock options. Also includes 13,000 shares as to which Mr. Southwell's ex-wife, pursuant to a divorce decree, can direct the sale and is entitled to the proceeds.

(18) Represents 10,000 shares of Common Stock of the Company which Dr. Hauske has the right to acquire within 60 days after January 31, 1999 upon exercise of outstanding stock options.

(19) Includes an aggregate of 964,671 shares of Common Stock which all executive officers and directors have the right to acquire within 60 days after January 31, 1999 upon exercise of outstanding stock options.

(20) Includes an aggregate of 43,000 shares of BioSepra Common Stock which all directors and executive officers have the right to acquire within 60 days after January 31, 1999 upon exercise of outstanding stock options.

(21) Includes an aggregate of 118,875 shares of HemaSure Common Stock which all directors and executive officers have the right to acquire within 60 days after January 31, 1999 upon exercise of outstanding stock options.


                       PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of three Class I Directors, three Class II Directors and two Class III Directors. The Class I, Class II and Class III Directors will serve until the annual meeting of stockholders to be held in 2000, 1999 and 2001, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

     The persons named in the enclosed proxy will vote to elect as directors Timothy J. Barberich and Keith Mansford, the Class II nominees named below, unless the proxy is marked otherwise. Each of the nominees is currently a member of the Board of Directors of the Company. Robert F. Johnston, currently a Class II Director, is not standing for re-election to the Board of Directors.

     Each nominee for Class II Director will be elected to hold office until the Annual Meeting of Stockholders in 2002 and until his successor is duly elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of Common Stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

     There are no family relationships between or among any officers or directors of the Company.

     Set forth below are the names and ages of each member of the Board of Directors (including those who are nominees for election as Class II Directors), and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of January 31, 1999, appears under the heading "Stock Ownership of Certain Beneficial Owners and Management."

            Nominees for Terms Expiring in 2002 (Class II Directors)

Timothy J. Barberich, age 51, has been a director since 1984.

     Mr. Barberich has served as President and Chief Executive Officer of the Company since 1984. He also serves as Chairman of the Board and a director of BioSepra and HemaSure, publicly held subsidiaries of the Company.

Keith Mansford, Ph.D., age 67, has been a director since 1993.

     Dr. Mansford has served as the Principal of Mansford Associates, a pharmaceutical consulting firm, since 1992. Dr. Mansford served as a Chairman, Research & Development, of SmithKline Beecham PLC from July 1989 to January 1992. He also serves as a director of SkyePharma PLC.


           Directors Whose Terms Expire in 2001 (Class III Directors)

Digby W. Barrios, age 61, has been a director since 1992.

     Since July 1992, Mr. Barrios has been a management consultant. Mr. Barrios served as President and Chief Executive Officer of Boehringer Ingelheim Corporation, a fine chemical and pharmaceutical company, from 1988 until June 1992. Mr. Barrios also serves as a director of Cypros Pharmaceutical Corporation, Roberts Pharmaceutical Corporation, Sheffield Pharmaceuticals and Ribogene, Inc.


Alan A. Steigrod, age 61, has been a director since 1995.

     Since January 1996, Mr. Steigrod has been Managing Director of Newport HealthCare Ventures, which provides consulting services in connection with the biopharmaceutical industry. From January 1993 to November 1995, Mr. Steigrod served as President and Chief Executive Officer of Cortex Pharmaceuticals, Inc., a development-stage neuroscience company. From March 1991 to January 1993, Mr. Steigrod was an independent biotechnology/pharmaceutical business consultant. From March 1981 to March 1991, Mr. Steigrod served as Executive Vice President of Marketing/Sales of Glaxo Inc., a pharmaceutical corporation. Mr. Steigrod also serves as a director of Cellegy Pharmaceuticals, Inc. and NeoRx Corp.


            Directors Whose Terms Expire in 2000 (Class I Directors)

James G. Andress, age 60, has been a director since 1991.

     Since November 1996, Mr. Andress has been Chief Executive Officer of Warner Chilcott, PLC, a publicly held pharmaceutical company. From November 1995 to October 1996, Mr. Andress was a management consultant. Mr. Andress served as

President and Chief Executive Officer of Information Resources, Inc., a market research and computer software company, from 1989 to November 1995. He also serves as a director of Allstate Insurance Company, Inc., Information Resources, Inc., OptionCare Corporation, The Liposome Company, Inc. and Xoma Corporation.

Robert J. Cresci, age 55, has been a director since 1990.

     Mr. Cresci has served as Managing Director of Pecks Management Partners Ltd., an investment management firm, since September 1990. Mr. Cresci currently serves as a director of Arcadia Financial Ltd., Bridgeport Machines, Inc., Candlewood Hotel Co., Castle Dental Centers, Inc., EIS International, Inc., Film Roman, Inc., Hitox, Inc., Source Media, Inc., Aviva Petroleum Ltd., Quest Education Corporation, SeraCare, Inc. and several private companies.

James F. Mrazek, age 58, has been a director since 1984.

     Since April 1996, Mr. Mrazek has served as President and Managing Partner of the Four Corners Venture Fund, a venture capital and management consulting firm. From January 1990 to March 1996, Mr. Mrazek was President of Carnegie Venture Resources, a venture capital and management consulting firm. He also serves as a director of Photon Technology International, Inc.

             Director Whose Term Expires in 1999 (Class II Director)

Robert F. Johnston, age 62, has been a director since 1984.

     Mr. Johnston has served as managing Director of Johnston Associates, Inc., a venture capital firm, since 1969. He also serves as a director of Envirogen, Inc.


Board and Committee Meetings

     The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent accountants and the Board. The Audit Committee has responsibility for recommending the appointment of the Company's independent accountants, reviewing the scope and results of audits and reviewing the Company's internal accounting control policies and procedures. The Audit Committee held one meeting in 1998. The members of the Audit Committee are Messrs. Cresci, Johnston and Steigrod.

     The Company also has a standing Compensation Committee of the Board of Directors, which provides recommendations to the Board regarding compensation programs of the Company. The Compensation Committee is responsible for establishing and modifying the compensation of all corporate officers of the

Company, adoption and amendment of all stock option and other employee benefit plans, and the engagement of, terms of any employment agreements and arrangements with, and termination of, all corporate officers of the Company. The Compensation Committee held three meetings during 1998. The members of the Compensation Committee are Messrs. Andress, Barrios and Mrazek. See "Report of the Compensation Committee" below.

     The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

     The Board of Directors held five meetings during 1998. Each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which he served.


Compensation for Directors

     Directors who are neither officers nor employees of the Company (the "Non-Employee Directors") receive $18,000 per year for their services as directors plus $1,200 for each Board and committee meeting attended, receive expense reimbursement for attending Board and committee meetings and were entitled to participate in the Company's 1991 Director Stock Option Plan (the "1991 Director Plan") which provides for annual, automatic grants of non-statutory stock options to Non-Employee Directors. Messrs. Andress, Barrios, Cresci, Johnston, Mrazek and Steigrod and Dr. Mansford each received stock options in 1998 under the 1991 Director Plan to purchase 8,000 shares of Common Stock at a price of $42.50 and under the 1991 Restated Stock Option Plan to purchase 2,000 shares of Common Stock at a price of $36.75. All options were granted at the closing price of the Company's Common Stock on the Nasdaq National Market on the date of grant. If the 1999 Director Stock Option Plan (the "1999 Director Plan") is approved by the stockholders, no additional option grants will be made to Non-Employee Directors under the 1991 Director Plan. Under the 1999 Director Plan, Non-Employee Directors will be entitled to annual, automatic grants of non-statutory stock options to purchase 10,000 shares of Common Stock. Options granted under the 1991 Director Plan will be converted into options to purchase the same number of shares under the 1999 Director Plan if the 1999 Director Plan is approved by the Company's stockholders. See "Proposal 3 -- Approval of the 1999 Director Stock Option Plan."

     Directors who are officers or employees of the Company do not receive any additional compensation for their services as directors.

     The Company is a party to a royalty arrangement with Johnston Associates, Inc., an affiliate of Mr. Johnston, a director of the Company, under which the Company would be required to pay certain additional fees to Johnston Associates in the event the Company enters into a license agreement for certain pharmaceutical products with specified customers. There were no payments under this agreement in 1998.

     The Company is a party to a consulting agreement with Mr. Steigrod, a director of the Company. Under this consulting agreement, as amended, Mr. Steigrod performs such consulting services as the Company reasonably requests in the areas of potential Company acquisitions, the upper respiratory markets and specialty sales and marketing capabilities and organizations. Under this agreement, the Company pays Mr. Steigrod $250 an hour for his services, not to exceed $2,000 per day plus expenses. Under this consulting agreement, the Company paid Mr. Steigrod $21,000 for services rendered in 1998.

     The Company is a party to a consulting agreement with Mr. Barrios, a director of the Company, under which the Company paid Mr. Barrios $6,000 for consulting services in 1998.


Compensation of Executive Officers

     Summary Compensation Table. The following table sets forth certain information with respect to the annual and long-term compensation for each of the last three years of the Company's President and Chief Executive Officer and the Company's four other most highly compensated executive officers during 1998 (the "Named Executive Officers").


                           Summary Compensation Table

                                                                                                       Long-Term
                                                                                                     Compensation
                                                                   Annual Compensation                  Awards
                                                             ------------------------------          ------------
                                                                                                        Number of
                                                                                   Other Annual           Shares         All Other
                 Name and                                                          Compensation      Underlying Stock  Compensation
            Principal Position              Year     Salary ($)      Bonus ($)          ($)(1)           Options (2)          ($)
-----------------------------------        -------   ---------       --------       ------------      ----------------  ------------
Timothy J. Barberich...............         1998      284,849         125,000              0              300,000        6,138(3)
President and Chief Executive               1997      261,250         125,000              0              105,000        2,794(4)(5)
Officer                                     1996      251,730          85,000              0                    0        2,099(6)

David S. Barlow....................         1998      212,092          70,000              0              140,000        2,697(3)
Executive Vice President and                1997      192,326          90,000              0               80,000        2,418(4)(5)
President, Pharmaceuticals                  1996      184,577          80,000              0                    0        1,879(6)(7)

David P. Southwell.................         1998      195,814          90,000              0              180,000        2,220(3)
Executive Vice President, Chief             1997      191,100          95,000              0               75,000        1,594(4)(5)
Financial Officer and Secretary             1996      183,403          80,000              0                    0        1,114(6)(7)

Paul D. Rubin, M.D.(8).............         1998      259,264         120,000              0              240,000        4,033(3)
Senior Vice President, Development          1997      241,662         120,000         10,218               75,000        2,418(4)(5)
                                            1996      180,000         170,000(9)      51,465              200,000        1,714(6)(7)


                                                        -11-


James R. Hauske, Ph.D.................      1998      188,826          40,000              0               75,000        3,299(3)
Senior Vice President, Discovery            1997      166,057          42,000              0               35,000        3,066(4)(5)
                                            1996      151,154          30,000              0              100,000        1,493(6)(7)

-----------------------

(1) Amounts shown represent reimbursement received for relocation expenses. Other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10 percent of the total salary and bonus for each Named Executive Officer for such year.

(2) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during 1996, 1997 and 1998.

(3)  Includes $4,638, $1,197, $720, $2,533 and $1,799 of the taxable portion of insurance premiums paid by the Company on behalf of Mr. Barberich, Mr. Barlow, Mr. Southwell, Dr. Rubin and Dr. Hauske, respectively, during 1998 with respect to group life insurance for the benefit of the Named Executive Officer. Also includes $1,500 contributed by the Company on behalf of each of the Named Executive Officers pursuant to the Company's 401(k) Plan in 1998.

(4) Includes $1,566, $918, $594, $918 and $1,566 of the taxable portion of insurance premiums paid by the Company on behalf of Mr. Barberich, Mr. Barlow, Mr. Southwell, Dr. Rubin and Dr. Hauske, respectively, in 1997 with respect to group life insurance for the benefit of the Named Executive Officer.

(5)  Includes $1,228, $1,500, $1,000, $1,500 and $1,500 contributed by the
     Company on behalf of Mr. Barberich, Mr. Barlow, Mr. Southwell, Dr. Rubin and Dr. Hauske, respectively, pursuant to the Company's 401(k) Plan in 1997.

(6) Includes $2,099, $879, $564, $714 and $663 of the taxable portion of insurance premiums paid by the Company on behalf of Mr. Barberich, Mr. Barlow, Mr. Southwell, Dr. Rubin and Dr. Hauske, respectively, in 1996 with respect to group life insurance for the benefit of the Named Executive Officer.

(7) Includes $1,000, $550, $1,000 and $830 contributed by the Company on behalf of Mr. Barlow, Mr. Southwell, Dr. Rubin and Dr. Hauske, respectively, pursuant to the Company's 401(k) Plan in 1996.

(8)  Dr. Rubin joined the Company in April 1996.

(9)  Includes a $50,000 signing bonus.

    Option Grant Table. The following table sets forth certain information regarding stock options granted during the year ended December 31, 1998 by the Company to the Named Executive Officers.

                           Option Grants in Last Year

                                                                                                Potential Realizable Value at
                                                                                                    Assumed Annual Rates of
                                                                                                  Stock Price Appreciation for
                                                            Individual Grants                          Option Term(3)
                                     --------------------------------------------------------   ------------------------------
                                     Number of            Percent of
                                     Securities         Total Options
                                     Underlying           Granted to       Exercise
                                      Options            Employees in    or Base Price  Expiration
             Name                  Granted (#)(1)       Fiscal Year (%)     ($/Sh)(2)      Date        5%($)     10%($)
             ----                  --------------       ---------------     ---------      ----        -----    ----------

Timothy J. Barberich..........        300,000(4)            14               36.75      06/04/2008   6,933,563  17,571,011

David S. Barlow...............        140,000(4)             7               36.75      06/04/2008   3,235,663   8,199,805

David P. Southwell............        180,000(4)             9               36.75      06/04/2008   4,160,138  10,542,606

Paul D. Rubin, M.D............        140,000(4)             7               36.75      06/04/2008   3,235,663   8,199,805
                                      100,000                5               84.75      12/10/2008   5,329,882  13,506,967

James R. Hauske, Ph.D.........         75,000(4)             4               36.75      06/04/2008   1,733,391   4,392,753

------------------------

(1) Stock options granted by the Company generally vest in five equal annual installments commencing one year from the date of grant. See, however, footnote 4 below.

(2) The exercise price is equal to the closing price of the Company's Common Stock as reported by the Nasdaq National Market on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for stock options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date stock options are granted. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock on the date on which the stock options are exercised.

(4) The stock options granted to the Named Executive Officers on June 4, 1998 vest (a) as to 50% of the options granted in three equal annual installments commencing on the date the price per share of the Company's Common Stock reaches or exceeds $75.00 per share for thirty consecutive business days and (b) as to the remaining 50% of the stock options granted in three equal annual installments commencing on the date the price per share of the Company's Common Stock reaches or exceeds $100.00 per share for thirty consecutive business days; provided, however, that if the price per share objectives are not achieved, the stock options will vest in full on June 4, 2008.

     Option Exercises and Year-End Option Values Table. The following table sets forth certain information regarding the aggregate shares of Common Stock acquired upon stock option exercises by the Named Executive Officers and the value realized upon such exercises during the year ended December 31, 1998, as well as the number and value of unexercised stock options held by the Named Executive Officers as of December 31, 1998.

    Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values

                                                                   Number of Securities          Value of Unexercised
                                                                  Underlying Unexercised        In-The-Money Options at
                                                                  Options at Year-End (#)            Year-End ($)(2)
                                                                  -----------------------       -----------------------
                                      Shares         Value
                                    Acquired on     Realized
Name                               Exercise (#)      ($)(1)       Exercisable    Unexercisable  Exercisable   Unexercisable
----                               ------------     --------      -----------    -------------  -----------   -------------
Timothy J. Barberich                        0                0        367,472      584,368     28,774,510      35,874,940
David S. Barlow                       205,597        7,196,695        143,200      371,203     10,749,100      24,053,648
David P. Southwell                    165,000        7,036,968        141,000      379,000     11,131,385      23,773,385
Paul D. Rubin, M.D.                    65,000        2,657,069              0      440,000              0      21,758,125
James R. Hauske, Ph.D.                 28,500        1,063,921         10,000      170,000        726,250      10,487,500

--------------------------
(1) Based on the closing sales price of the Common Stock as reported by the Nasdaq National Market on the date of exercise less the option exercise price.

(2) Value based on the closing sales price of the Company's Common Stock as reported by the Nasdaq National Market on December 31, 1998 ($88.125), the last trading day of 1998, less the applicable option exercise price.


Report of the Compensation Committee

     The executive compensation program of the Company is administered by the Compensation Committee which is composed of three non-employee directors.

     The Company's executive compensation program is designed to retain and reward executives who are capable of leading the Company in achieving its business objectives in the competitive and rapidly changing industries in which the Company competes. The Compensation Committee establishes the compensation policies of the Company for Mr. Barberich, the Chief Executive Officer of the Company, and the Company's three Executive Vice Presidents, Messrs. Barlow and Southwell and Dr. Rubin. In addition, Mr. Barberich recommends compensation packages for the remaining executive officers which the Compensation Committee reviews and approves. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board.

     This report is submitted by the Compensation Committee and addresses the Company's compensation policies for 1998 as they affected Mr. Barberich and the Company's other executive officers.

     Compensation Philosophy

     The objectives of the executive compensation program are to align compensation with business objectives and individual performance and to enable the Company to attract, retain and reward executive officers who are expected to contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the following principles:

     o Competitive and Fair Compensation

             The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Company regularly compares its compensation practices with those of other companies in the industry and sets its compensation guidelines based on this review. The Company also seeks to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives at the Company.

     o Sustained Performance

             Executive officers are rewarded based upon corporate performance, business group performance and individual performance. Corporate performance and business group performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of strategic licensing and development alliances with third parties, timely development and introduction of new processes and products, and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

     In evaluating each executive officer's performance, the Company generally conforms to the following process:

o Company and individual goals and objectives are set for each performance cycle.

o At the end of the performance cycle, the accomplishment of the executive's goals and objectives and his contributions to the Company are evaluated.

o The executive's performance is then compared with peers within the Company and the results are communicated to the executive.

o The comparative results, combined with comparative compensation practices of other companies in the industry, are then used to determine salary and stock compensation levels.

     Annual compensation for the Company's executives generally consists of three elements -- salary, bonus and stock options. In late 1997, the Committee established an executive bonus plan for 1998 pursuant to which executives were entitled to receive bonuses based on achievement of individual performance goals. Bonuses totaling $525,000 were paid to the executive officers for 1998.

     The salary for executives is generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries are based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his business group or area of responsibility, and may include achievement of the operating budget for the Company as a whole or of a business group of the Company, continued innovation in development and commercialization of the Company's technology, timely development and introduction of new products or processes, implementation of financing strategies and establishment of strategic licensing and development alliances with third parties. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

     Compensation for executive officers also includes the long-term incentives afforded by stock options. The stock option program is designed to promote the identity of long-term interests between the Company's employees and its shareholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive's position with the Company and his contributions to the Company, including his success in achieving the individual performance criteria described above. The option program generally uses a five-year vesting period to encourage key employees to continue in the employ of the Company. From time to time, the Compensation Committee chooses to align more closely the vesting of stock options with the achievement by an executive officer of corporate, business group or individual performance goals. In 1998, the Company granted stock options to purchase an aggregate of 1,000,000 shares of the Company's Common Stock to executive officers at an exercise price of $36.75 per share and 100,000 shares at an exercise price of $84.75 per share. All stock options granted to executive officers in 1998 were granted at fair market value on the date of grant.

     Executive officers are also eligible to participate in the Company's Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is available to virtually all employees of the Company and generally permits participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

     Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company intends to structure the performance-based portion of the compensation of its executive officers (which currently consists of stock option grants) in a manner that complies with
Section 162(m) of the Code so as to mitigate any disallowance of deductions. The Company's 1991 Plan was amended in 1995 and was reapproved by the stockholders in 1997 with the intent of preserving the availability of tax deductions to the Company that might otherwise be unavailable under Section 162(m) of the Code.

     Mr. Barberich's 1998 Compensation

     Mr. Barberich is eligible to participate in the same executive compensation plans available to the other executive officers. The Compensation
Committee believes that Mr. Barberich's annual compensation, including the portion of his compensation based upon the Company's stock option program, has been set at a level competitive with other companies in the industry.

     Mr. Barberich's salary for 1998 increased from $261,250 to $284,849. Mr. Barberich received a bonus of $125,000 in 1999 for 1998 performance. In determining Mr. Barberich's bonus compensation, the Compensation Committee considered the Company's completion of two convertible subordinated debt financings resulting in net proceeds to the Company of approximately $473,451,000, receipt by the Company of an approvable letter for Xopenex(TM), the Company's short-acting bronchodilator product and the Company's completion of collaborative agreements with respect to its ICE pharmaceuticals.

                                                          Compensation Committee

                                                          James G. Andress
                                                          Digby W. Barrios
                                                          James F. Mrazek

Compensation Committee Interlocks and Insider Participation

     The current members of the Compensation Committee are Messrs. Andress, Barrios and Mrazek. No member of the Compensation Committee was at any time during 1998, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S- K under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.


Comparative Stock Performance

     The comparative stock performance graph below compares the cumulative stockholder return on the Common Stock of the Company for the period from December 31, 1993 through the year ended December 31, 1998 with the cumulative total return on (i) the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite Index"), and (ii) the Nasdaq Pharmaceutical Index (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index on December 31, 1993 and reinvestment of all dividends). Measurement points are on the last trading day of the Company's years ended December 31, 1993, 1994, 1995, 1996, 1997 and 1998.



[LINE CHART]


$1,400.00

$1,200.00

$1,000.00

  $800.00                                   Sepracor Inc.

  $600.00                                   Nasdaq Composite Index

  $400.00                                   S&P Pharmaceuticals

  $200.00

    $0.00

           12/31/93   12/31/94    12/31/95    12/31/96    12/31/97    12/31/98



----------------------------------------------------------------------------------------------------
                         12/31/93     12/31/94     12/31/95    12/31/96   12/31/97      12/31/98
----------------------------------------------------------------------------------------------------
Sepracor Inc.             $100.00       $69.23      $282.69     $255.77    $616.35     $1,355.77
----------------------------------------------------------------------------------------------------
Nasdaq                    $100.00       $92.62      $135.44     $166.20    $202.16       $282.27
Composite Index
----------------------------------------------------------------------------------------------------
Nasdaq                    $100.00      $110.42      $173.81     $213.27    $320.49       $470.95
Pharmaceutical
Index
----------------------------------------------------------------------------------------------------

Certain Relationships and Related Transactions

     In October 1993 and July 1994, the Company loaned to Mr. Barlow, Executive Vice President and President, Pharmaceuticals, $124,000 and $75,000, respectively, in connection with his relocation to Massachusetts. The loans accrue interest at prime plus 75 basis points and are secured by Mr. Barlow's options for Common Stock of the Company and by Mr. Barlow's house. Originally, the loans were payable in June 1996, but in 1996 the Company extended repayment of the loans to June 1997. On July 1, 1997, the Company consolidated the outstanding principal and interest into one promissory note for $237,317 and extended repayment of the consolidated loan to December 30, 1997. In December 1997, the Company extended repayment of the loan to December 31, 1998. Mr. Barlow repaid the loan in full in August 1998.

     On January 22, 1998, the Company loaned $150,000 to Dr. Rubin to assist with a house purchase. The loan was represented by a promissory note. The note was non-interest bearing and was secured by Dr. Rubin's options for Common Stock of the Company. The note was repayable in full upon the earlier of (i) the termination of Dr. Rubin's employment with the Company, (ii) upon exercise of options to purchase 12,000 shares of Common Stock of the Company, or (iii) June 30, 1998. In March 1998, Dr. Rubin repaid the entire outstanding amount on the note.


Employment Agreements

     Under a letter agreement, dated June 14, 1993, between the Company and Mr. Barlow, the Company has agreed to pay Mr. Barlow six months' salary in the event of termination of Mr. Barlow's employment without cause.

     Under a letter agreement, dated June 10, 1994, between the Company and Mr. Southwell, the Company has agreed to pay Mr. Southwell one year's salary plus bonus in the event of termination of Mr. Southwell's employment.

     Under a letter agreement, dated February 23, 1996, between the Company and Dr. Rubin, Dr. Rubin is entitled to an annual salary of $240,000. If Dr. Rubin is terminated by the Company without cause, or if the Company is acquired by a third party for a price per share of $2.00 or less above the exercise price of the stock options granted to Dr. Rubin, upon commencement of his employment, Dr. Rubin is entitled to receive a severance payment equal to one year's salary.

     In the event of a change in ownership or control of the Company, if any of the payments or benefits received by any executive officer of the Company constitute "parachute payments" and are therefore subject to the excise tax imposed by Section 4999 of the Code, the Company shall pay to such executive officer an additional gross-up payment so that the exeuctive officer will be placed in the same after-tax financial position he would have been in if the executive officer had not incurred any tax liability under Section 4999 of the Code.

                     PROPOSAL 2 -- APPROVAL OF AMENDMENT TO
               THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION

     On February 25, 1999, the Board of Directors adopted, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation, as amended, providing for an increase from 80,000,000 to 140,000,000 in the number of authorized shares of Common Stock (the "Charter Amendment"). As of March 15, 1999, the Company had a total of approximately 32,739,935 shares of Common Stock outstanding, 5,468,313 shares of Common Stock reserved for issuance upon conversion of stock options outstanding under its stock option and stock purchase plans, approximately 4,000,000 shares of Common Stock reserved for issuance upon conversion of the 6 1/4% Debentures and approximately 2,402,000 shares of Common Stock reserved for issuance upon conversion of the 7% Debentures.

     If the Charter Amendment is approved, the additional authorized shares of Common Stock would be available for issuance in the future for corporate purposes, including without limitation, stock splits, stock dividends, financings, acquisitions, and management incentive and employee benefit plans, as the Board of Directors may deem advisable, without the necessity of further stockholder action. The issuance of additional shares of Common Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, would have the effect of diluting the Company's current stockholders and could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. Other than in connection with its existing stock option plans, upon conversion of the outstanding debentures and upon sale of shares purchased pursuant to employee stock purchase plans, the Company has no present intention or plans to issue any shares of Common Stock.


Board Recommendation

     The Board of Directors believes that the approval of the Charter Amendment increasing the number of shares of authorized Common Stock is in the best interests of the Company and its stockholders and therefore recommends a vote FOR this proposal.


                          PROPOSAL 3 -- APPROVAL OF THE
                         1999 DIRECTOR STOCK OPTION PLAN

     On February 25, 1999, the Board of Directors adopted the 1999 Director Stock Option Plan, subject to stockholder approval. Under the 1999 Director Plan, the Non-Employee Directors are eligible to receive stock options. There are currently seven Non-Employee Directors on the Board of Directors.

     The Board of Directors believes that the success of the Company depends in large part on its ability to attract and retain directors with relevant and beneficial experience who are motivated to exert their best efforts on behalf of the Company. The Board of Directors believes that a program permitting the grant of stock options to Non-Employee Directors promotes the long-term financial success of the Company by further aligning the interests of Non-Employee Directors with the interests of the Company and its stockholders. The purpose of the 1999 Director Plan, therefore, is (i) to encourage equity ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's success and progress and (ii) to provide such directors with incentive to remain as directors.


Summary of the 1999 Director Plan

     The 1999 Director Plan provides that each Non-Employee Director who becomes a director after the date of approval of the 1999 Director Plan by the stockholders of the Company (the "Effective Date") is entitled to receive an Initial Option to purchase 10,000 shares of Common Stock on the date that he or she first becomes a member of the Board of Directors. In addition, the 1999 Director Plan provides that each Non-Employee Director who is serving on the Board at the adjournment of each annual meeting of stockholders is entitled to receive a non-statutory stock option (the "Annual Option") to purchase 10,000 shares of Common Stock. Initial Options are exercisable in equal annual installments of 2,000 shares, with the first of such installments becoming exercisable one year after the date of the grant (provided that, for each such installment, the optionee continues to serve as a director on such date). Annual Options are exercisable in full on the day prior to the first annual meeting of stockholders following the date of grant (provided that the optionee continues to serve as a director on such date).

     The 1999 Director Plan provides for the grant of stock options for up to 500,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events). To date, no stock options to purchase shares of Common Stock have been granted under the 1999 Director Plan. If the 1999 Director Plan is approved by the Company's stockholders, no further stock options will be granted under the Company's 1991 Director Plan and stock options to purchase an aggregate of 400,000 shares of Common Stock granted under the 1991 Director Plan will be converted into stock options to purchase the same number of shares under the 1999 Director Plan. Accordingly, if the 1999 Director Plan is approved by the stockholders, an aggregate of 900,000 shares of Common Stock will be reserved for issuance under the 1999 Director Plan, including 500,000 shares of Common Stock for the grant of new stock options and 400,000 shares of Common Stock for the options granted under the 1991 Director Plan. The closing price of the Common Stock on the Nasdaq Stock Exchange on March 15, 1999 was $134.

     All stock options granted under the 1999 Director Plan will be granted at price equal to the fair market value of the Common Stock on the date of grant and require that the exercise price be paid in full. Stock options granted under the 1999 Director Plan generally are not transferable by the option holder except by will or by the laws of descent and distribution and are exercisable during the lifetime of the director only while he or she is serving as a director of the Company or in accordance with certain circumstances set forth below. No stock option is exercisable more than ten years after the date of grant. If a director dies or becomes disabled while he or she is serving as a director of the Company, the stock option is exercisable, to the extent exercisable at the time of such death or disability, for a one-year period thereafter. In the event that (i) a director's service is terminated by the Company under certain circumstances or (ii) the director ceases to serve as a director for any other reason, the stock option is exercisable, to the extent exercisable at the time of such cessation of service, for ten days and 180 days, respectively, from the date of such cessation of service.

     In most circumstances, the Board of Directors may suspend, terminate, discontinue or amend the 1999 Director Plan in any respect. Without the approval of the stockholders, however, no amendment may (i) change the number of shares subject to the 1999 Director Plan (with certain exceptions in the case of mergers, recapitalizations and related transactions), (ii) materially modify eligibility requirements under the 1999 Director Plan, or (iii) materially increase the benefits accruing to participants under the 1999 Director Plan.

     In the event of an "Acquisition Event", all outstanding options immediately vest. As defined in the 1999 Director Plan, an "Acquisition Event" means: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; or (c) the complete liquidation of the Company.


Federal Income Tax Consequences

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the 1999 Director Plan and with respect to the sale of Common Stock acquired under the 1999 Director Plan.

     Tax Consequences to Participants. A participant will not recognize taxable income upon the grant of an option under the 1999 Director Plan. Nevertheless, a participant generally will recognize ordinary compensation income upon the exercise of the stock option in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the stock option (the "Option Stock") on the exercise date over the exercise price.

     A participant will have a tax basis for any Option Stock equal to the exercise price plus any income recognized with respect to the option. Upon selling Option

Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the Option Stock and the participant's tax basis in the Option Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Option Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Option Stock for a shorter period.

     Tax Consequences to the Company. The grant of a stock option under the 1999 Director Plan will have no tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1999 Director Plan.


Board Recommendation

     The Board of Directors believes that the approval of the 1999 Director Plan is in the best interests of the Company and its stockholders and therefore recommends a vote FOR this proposal.


              PROPOSAL 4 -- APPROVAL OF AMENDMENT TO THE COMPANY'S
                        1991 RESTATED STOCK OPTION PLAN

     In the opinion of the Board of Directors, the future success of the Company depends, in large part, on its ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. Under the Company's 1991 Restated Stock Option Plan (the "1991 Plan"), the Company is currently authorized to grant options to purchase up to an aggregate of 7,500,000 shares of Common Stock to officers and employees of, and consultants to, the Company. As of March 15, 1999, there were 252,974 shares available for future grant under the 1991 Plan. Accordingly, as of February 25, 1999, the Board of Directors adopted, subject to stockholder approval, an amendment to the 1991 Stock Option Plan, that increased from 7,500,000 to 9,000,000 the number of shares of Common Stock available for issuance upon exercise of options granted under the 1991 Plan (subject to adjustment for certain changes in the Company's capitalization) (the "Option Plan Amendment").


Summary of the 1991 Plan

     The following is a summary of the material provisions of the 1991 Plan.

     The 1991 Plan provides for the grant of stock options to officers, directors and employees of and consultants to the Company and its subsidiaries. Under the 1991 Plan, the Company may grant stock options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, or options not intended to qualify as incentive stock options. The 1991 Plan provides that the maximum number of shares of Common Stock with respect to which stock options may be granted to any employee may not exceed 500,000 during any calendar year. Incentive stock options may be granted only to employees of the Company.

     The 1991 Plan is administered by the Compensation Committee of the Board of Directors, which has the authority to select the employees to whom stock options are granted and determine the terms of each stock option, including (i) the number of shares of Common Stock covered by the stock option, (ii) when the stock option becomes exercisable (generally over a five-year period), (iii) the stock option exercise price, which, in the case of incentive stock options generally must be at least 100% of the fair market value of the Common Stock as of the date of grant, and (iv) the duration of the stock option (which, in the case of incentive stock options, may not exceed ten years). Except as otherwise provided in the relevant stock option agreement, in the event of the sale of all or substantially all of the business or assets of the Company by merger, sale of assets or otherwise, the exercise dates of all stock options then outstanding under the 1991 Plan shall be accelerated in full.

     Payment of the stock option exercise price may be made in cash, by delivery of shares of Common Stock held by the optionee, by any other means determined by the Compensation Committee or by any combination of such methods of payment. Stock options are generally non-transferable other than by will or by the laws of descent and distribution or, in some cases, pursuant to certain domestic relations orders. As of March 15, 1999, substantially all of the employees of the Company and its subsidiaries were eligible to participate in the 1991 Plan. On March 15, 1999, the closing sales price of the Company's Common Stock on the Nasdaq National Market was $134.

     If the Option Plan Amendment is approved by the stockholders, the number of shares of Common Stock available for issuance upon exercise of stock options granted under the 1991 Plan will increase from 7,500,000 to 9,000,000.

     The exercise price of stock options granted under the 1991 Plan can be greater than, less than or equal to the fair market value of the Common Stock on the date of grant except that for incentive stock options the exercise price generally must be at least 100% of the fair market value of the Common Stock on the date of grant.

     Because stock option grants under the 1991 Plan are determined on a case-by-case basis by the Compensation Committee of the Board of Directors, the benefits to be received by any particular current executive officer, by all current executive officers as a group, or by non-executive officer employees as a group cannot be determined by the Company at this time. During 1998, all current executive officers as a group received stock options to purchase 1,100,000 shares of Common Stock, at a weighted average exercise price of $41.11 per share, and all employees, excluding all current executive officers as a group, received stock options to purchase 986,600 shares of Common Stock at a weighted average exercise price of $58.09 per share. During 1998, each non-employee director of the Company received stock options to purchase 2,000 shares of Common Stock at an exercise price of $36.75 per share under the 1991 Plan.


Federal Income Tax Consequences

     Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the stock option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

     Non-statutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the stock option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

     Tax Consequences to the Company. The grant of a stock option under the 1991 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1991 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1991 Plan, including as a result of the exercise of a non-statutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.


Board Recommendation

     The Board of Directors believes that the Option Plan Amendment is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR such Amendment.


INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP is currently serving as the Company's independent accountants. PricewaterhouseCoopers LLP has served as the Company's independent accountants since 1985. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.


OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of Section 16(a) reports furnished to the Company and representations made to the Company, the Company believes that during 1998 its officers, directors and holders of more than 10% of the Company's

Common Stock complied with all Section 16(a) filing requirements, with the following exceptions: Mr. Mrazek and his wife transferred 160,649 shares to a trust in March 1995, and the Form 5 reporting this transaction was filed on April 8, 1998; and a trust of which Mr. Johnston is a beneficiary sold 5,000 shares in December 1997, and the amendment to Form 5 reporting this transaction was filed on April 16, 1998.


Matters to Be Considered at the Meeting

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.


Solicitation of Proxies

     All costs of solicitation of proxies will be borne by the Company. The Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by mail, courier, telephone, facsimile and personal interviews. In addition, the Company has retained D.F. King & Co., Inc. to solicit proxies by mail, courier, telephone and facsimile and to request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of stock held in their names. For these services the Company will pay a fee of approximately $2,000 plus expenses. The Company will reimburse brokers, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.


Deadline for Submission of Stockholder Proposals for the 2000 Annual Meeting

     Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal office in Marlborough, Massachusetts not later than December 16, 1999 for inclusion in the proxy statement for that meeting.

     In addition, the Company's by-laws require that the Company be given advance notice of stockholder nominations for election to the Company's Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy statement in accordance with Rule 14a-8). The required notice must be delivered to the Secretary of the Company at the principal offices of the Company not later than the close of business on the 10th day following the date on which notice of the meeting was given to stockholders of record on the record date for such meeting, provided that such notice need not be provided more than 60 days prior to the annual meeting of stockholders. The advance notice provisions of the Company's by-laws supersede the notice requirements contained in recent amendments to Rule 14a-4 under the Exchange Act.


                               By Order of the Board of Directors,


                               DAVID P. SOUTHWELL
                               Secretary

April   , 1999

     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      Appendix A
                                                                      ----------
                                                                Preliminary Copy


                                  SEPRACOR INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

                  Annual Meeting of Stockholders - May 19, 1999

P         Those signing on the reverse side, revoking any prior proxies, hereby
R    appoint(s) Timothy J. Barberich and David P. Southwell, or each of them
O    with full power of substitution, as proxies for those signing on the
X    reverse side to act and vote at the 1999 Annual Meeting of Stockholders of
Y Sepracor Inc. and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.

This Proxy When Properly Executed Will Be Voted in the Manner Directed by the Undersigned Stockholder(s). If No Other Indication Is Made, the Proxies Shall Vote "For" Proposal Numbers 1, 2, 3, 4 and 5.

                    PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE
                    AND RETURN PROMPTLY IN ENCLOSED ENVELOPE

HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?


------------------------------------      --------------------------------------

------------------------------------      --------------------------------------

------------------------------------      --------------------------------------


                                SEE REVERSE SIDE

[X]  Please mark
     votes as in
     this example.

     A vote FOR the director nominees and FOR proposal numbers 2, 3, 4 and 5 is recommended by the Board of Directors.

     1.  Election of Class II              Nominees:                                                     FOR    AGAINST   ABSTAIN

                                          Timothy J. Barberich   2. Approval of amendment to the         [  ]     [  ]      [  ]
                                          Keith Mansford            Company's Restated Certificate of
            FOR all                                                 Incorporation increasing from
           nominees                                                 80,000,000 to 140,000,000 the number
           (except as      WITHHELD                                 of authorized shares of Common Stock
          indicated to     from all
          the contrary)    nominees                              3. Approval of the 1999                 [  ]     [  ]      [  ]
                                                                    Director Stock Option Plan.
             [  ]            [  ]
                                                                 4. Approval of amendment to the         [  ]     [  ]      [  ]
                                                                    Company's 1991 Restated Stock Option
                                                                    Plan.

                                                                 5. To transact such other business      [  ]     [  ]      [  ]
                                                                    as may properly come before
                                                                    the meeting.

INSTRUCTIONS:  To withhold authority to vote for                 MARK HERE
individual nominee(s) strike a line through each                 FOR ADDRESS CHANGE    [ ]
such nominee's name.  Your shares will be voted                  OR COMMENTS AND
for the remaining nominee(s).                                    NOTE ON REVERSE

o                                                                Please sign this proxy exactly as your name appears
                                                                 hereon. Joint owners should each sign personally.
                                                                 Trustees and other fiduciaries should indicate the
                                                                 capacity in which they sign. If a corporation or
                                                                 partnership, this signature should be that of an
                                                                 authorized officer who should state his or her title.


Signature:  __________________________  Date:  _________________  Signature:  ________________________  Date:  _________________

                                   APPENDIX B

                                  SEPRACOR INC.

                         1999 DIRECTOR STOCK OPTION PLAN


1.   Purpose

     The purpose of this 1999 Director Stock Option Plan (the "Plan") of Sepracor Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate outside directors ("Directors") of the Company by providing such Directors with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders.

     This Plan shall be treated as an amendment to and restatement of the Company's 1991 Director Stock Option. This Plan shall apply to any option granted prior to February 25, 1999, the date of adoption of this Plan by the Board of Directors, if and only to the extent that the agreement to which such option was granted is expressly amended in writing to adopt the terms of the Plan. Any options granted prior to February 25, 1999 not so expressly amended shall continue to be governed by the terms of the 1991 Director Stock Option Plan.

2.   Eligibility

     Each Director of the Company who is not an employee of the Company (an "Eligible Director") is eligible to be granted options (an "Option") under the Plan. Any person who has been granted an Option under the Plan shall be deemed a "Participant."

3.   Administration, Delegation

     The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Option. No Director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

4.   Stock Available for Options

         a. Number of Shares. Subject to adjustment under Section 4(b), Options may be made under the Plan for up to 900,000 shares of common stock, $.10 par value per share, of the Company (the "Common Stock"). If any Option expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Option shall again be available for the grant of Options under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         b. Adjustment to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of securities and exercise price per share subject to each outstanding Option, and (iii) the number and class of securities available for automatic grants shall be appropriately adjusted by the Company (or substituted Options may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(b) applies and Section 6(c) also applies to any event, Section 6(c) shall be applicable to such event, and this
Section 4(b) shall not be applicable.

5.   Stock Options

         a.    Automatic Grants.

               i. Each Eligible Director shall be granted an Option to purchase 10,000 shares of Common Stock at the close of business on the date such Eligible Director is first elected to serve on the Board.

               ii. Each Eligible Director who is serving on the Board at the adjournment of any annual meeting which begins at least six months after the date of his or her election shall be granted an Option to purchase 10,000 shares of Common Stock at the close of business on the date of each such adjournment.

         b. Option Exercise Price. The option exercise price per share for each Option granted under the Plan shall equal (i) the last reported sales price per share of the Company's Common Stock as listed on a nationally recognized securities exchange or the Nasdaq National Market, as the case may be, on the date of grant (or, if no such price is reported on such date, such price as reported on the nearest preceding day); or (ii) the fair market value of the stock on the date of grant, as determined by the Board of Directors, if the Common Stock is not publicly traded.

         c.    Exercise Period.

               i.    Each Option granted pursuant to clause (i) of

Section 5(a) shall vest and be exercisable in equal annual installments of 2,000 shares beginning on the first anniversary of the date of grant; and

               ii. each Option granted pursuant to clause (ii) of Section 5(a) shall vest and be exercisable on the day prior to the first annual meeting of stockholders following the date of grant of such Option, provided that, in each instance described herein the Participant continue to serve as a director on such dates.

     In addition, subject to the provisions of Section 5(d) and Section 6(c), no Option may be exercised more than 90 days after the Participant ceases to serve as a Director of the Company and such Option may only be exercised for the purchase of such number of shares as were vested and exercisable at the time of such termination. Notwithstanding any other provision in this Plan, no Option shall be exercisable after the expiration of ten (10) years from the date of grant or prior to approval of the Plan by the stockholders of the Company.

         d. Exercise Period Upon Death or Disability. Notwithstanding the provisions of Section 5(c), any Option granted under the Plan:

               i. may be exercised in full by a Participant who becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while serving as a Director of the Company; or

               ii.   may be exercised

                     (x) in full upon the death of the Participant while serving as a Director of the Company, or

                     (y) to the extent then exercisable upon the death of the Participant within 90 days of ceasing to serve as a Director of the Company,

                     by the person to whom it is transferred by will, by the laws of descent and distribution, or by written designation of beneficiary filed with the Company;

in each such case within the period of one year after the date the Participant ceases to be such a director by reason of such death or disability; provided, that no Option shall be exercisable after the expiration of ten (10) years from the date of grant.

         e. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

               i.    in cash or by check, payable to the order of the Company;

               ii. except as the Board may otherwise provide in an Option Agreement, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or by delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

               iii. to the extent permitted by the Board and explicitly provided in an Option Agreement (i) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery, (ii) by delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (iii) by payment of such other lawful consideration as the Board may determine; or

               iv.   by any combination of the above permitted forms of payment.

6.   General Provisions Applicable to Options

         a. Transferability of Options. Except as the Board may otherwise determine or provide in an Option, Options shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

         b. Documentation. Each Option under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Option may contain terms and conditions in addition to those set forth in the Plan.

         c. Acquisition Events. Upon the occurrence of an Acquisition Event (as defined below), the Participant shall have the right to exercise the Option in full, including with respect to shares of Common Stock as to which it would not otherwise be exercisable. In the event of an Acquisition Event, the Board shall notify the Participant in writing or electronically that the Option shall be fully exercisable for a period of not less than one hundred eighty (180) days from the date of such notice, and the Option shall terminate upon the expiration of such period. An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; or (c) the complete liquidation of the Company.

         d. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Option have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

         e. Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part.

7.       Miscellaneous

         a. No Right To Board Membership or Other Status. Neither the Plan nor the granting of an Option shall be construed as giving a Participant the right to continue as a Director of the Company.

         b. No Rights As Stockholder. Subject to the provisions of the applicable Options, no Participant or beneficiary designated by the Participant shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Option until becoming the record holder of such shares.

         c. Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Options shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Options previously granted may extend beyond that date.

         d. Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

         e. Governing Law. The provisions of the Plan and all Options made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                                   APPENDIX C


                                  SEPRACOR INC.

                   1991 AMENDED AND RESTATED STOCK OPTION PLAN
                   -------------------------------------------

               Adopted by the Board of Directors on June 24, 1991
               --------------------------------------------------

1.   Purpose.
     --------

     The purpose of this plan (the "Plan") is to secure for Sepracor Inc. (the "Company") and its shareholders the benefits arising from capital stock ownership by employees and officers of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to
Section 422 of the Code shall apply only to Incentive Stock Options (as that term is defined in the Plan).

         The Plan shall be treated as an amendment to and restatement of the Company's 1985 Stock Option Plan, a copy of which is attached hereto as Exhibit
A. As amended and restated, the Plan shall apply to all options granted by the Company on or after June 24, 1991, but shall apply, as so amended and restated, to any option granted prior to such date if and only to the extent that the agreement pursuant to which such option was granted is expressly amended in writing to adopt the terms of the Plan. Any options granted prior to June 24, 1991 not so expressly amended shall continue to be governed by the terms set forth in Exhibit A.

2.   Type of Options and Administration.
     -----------------------------------

     (a) Types of Options. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-qualified options which are not intended to meet the requirements of
Section 422 of the Code.

     (b) Administration. The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion grant options to purchase shares of the Company's Common Stock, par value $.10 per share ("Common Stock"), and issue shares upon exercise of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination made in good faith. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3")), delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee.

     (c) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply to the Company only at such time as the Company's Common Stock or another class of equity security is registered under the Exchange Act, and then only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3.   Eligibility.
     ------------

     (a) General. Options may be granted to persons who are, at the time of grant, employees or officers of, or consultants or advisors to, the Company; provided, that Incentive Stock Options may be granted only to persons who are eligible to receive such options under Section 422 of the Code. In addition, no person shall be granted any Incentive Stock Option under the Plan who, at the time such option is granted, owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the requirements of Section 11(b) are satisfied. The attribution of stock ownership provisions of Section 424(d) of the Code, and any successor provisions thereto, shall be applied in determining the shares of stock owned by a person for purposes of applying the foregoing percentage limitation. A person who has been granted an option may, if he or she is otherwise eligible, be granted an additional option or options if the Board of Directors shall so determine. Subject to adjustment as provided in Section 15 below, the maximum number of shares with respect to which options may be granted to any employee under the Plan Shall not exceed 500,000 shares of Common Stock during any calendar year. For the purpose of calculating such maximum number, (a) an option shall continue to be treated as outstanding notwithstanding its repricing, cancellation or expiration and (b) the repricing of an outstanding option or the issuance of a new option in substitution for a cancelled option shall be deemed to constitute the grant of a new additional option separate from the original grant of the option that is repriced or cancelled.

     (b) Grant of Options to Directors and Officers. From and after the registration of the Common Stock of the Company under the Exchange Act, the selection of an officer (as the term "officer" is defined for the purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined either (i) by the full Board of Directors or (ii) by a committee composed solely of two or more "Non-Employee Directors" having full authority to act in the matter. For the purposes of the Plan, a director shall be deemed to be a "Non-Employee Director" only if such person qualifies as a "Non-Employee Director" within the meaning of Rule 16b-3, as such term is interpreted from time to time.

4.   Stock Subject to Plan.
     ----------------------

     Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan (including the Plan as in effect prior to this amendment and restatement) is 7,500,000 shares. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. If shares issued upon exercise of an option under the Plan are tendered to the Company in payment of the exercise price of an option granted under the Plan, such tendered shares shall again be available for subsequent option grants under the Plan; provided, that in no event shall (i) the total number of shares issued pursuant to the exercise of Incentive Stock Options under the Plan, on a cumulative basis, exceed the maximum number of shares authorized for issuance under the Plan exclusive of shares made available for issuance pursuant to this sentence or (ii) the total number of shares issued pursuant to the exercise of options by persons who are required to file reports under Section 16(a) of the Exchange Act, on a cumulative basis, exceed the maximum number of shares authorized for issuance under the Plan exclusive of shares made available for issuance pursuant to this sentence.

5.   Forms of Option Agreements.
     ---------------------------

     As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Each option agreement shall specifically state whether the options granted thereby are intended to be Incentive Stock Options or non-qualified options. Such option agreements may differ among recipients.

6.   Purchase Price.
     ---------------

     (a) General. The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors, provided, however, that (i) in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option, or less than 110% of such fair market value in the case of options described in
Section 11(b), and (ii) in the case of a non-qualified option, the exercise price shall not be less than 50% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option.

     (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, (ii) by any other means which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board) or (iii) by any combination of such methods of payment. The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Board of Directors.

7.   Option Period.
     --------------

     Each option and all rights thereunder shall expire on such date as the Board of Directors shall determine, except that (i) in the case of an Incentive Stock Option, such date shall not be later than ten years after the date on which the option is granted, (ii) in the case of an Incentive Stock Option described in Section 11(b), such date shall not be later than five years after the date on which the option is granted and (iii) in all cases, options shall be subject to earlier termination as provided in the Plan.

8.   Exercise of Options.
     --------------------

     Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.

9.   Transferability of Options.
     ---------------------------

     Except as the Board of Directors may otherwise determine or provide in the applicable option agreement, options shall not be sold, assigned, transferred, pledged, or otherwise encumbered by the optionee to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee.

10.  Effect of Termination of Employment or Other Relationship.
     ----------------------------------------------------------

     Except as provided in Section 11(d) with respect to Incentive Stock Options, the Board of Directors shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such option.

11.  Incentive Stock Options.
     ------------------------

     Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

     (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

     (b) 10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

          (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

          (ii) The option exercise period shall not exceed five years from the date of grant.

     (c) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

     (d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

          (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-qualified option under the Plan;

          (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

          (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

     For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12.  Additional Provisions.
     ----------------------

     (a) Additional Option Provisions. The Board of Directors may, in its sole discretion, include additional provisions in any option agreement covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

     (b) Acceleration, Extension, Etc. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3.

13.  General Restrictions.
     ---------------------

     (a) Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

     (b) Compliance With Securities Laws. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14.  Rights as a Shareholder.
     ------------------------

     The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15.  Adjustment Provisions for Recapitalizations and Related Transactions.
     ---------------------------------------------------------------------

     (a) General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable, provided that no adjustment shall be made pursuant to this Section 15 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3.

     (b) Board Authority to Make Adjustments. Any adjustments under this Section 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16.  Merger, Consolidation, Asset Sale, Liquidation, etc.
     ----------------------------------------------------

     (a) General. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 425(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

     (b) Substitute Options. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

17.  No Special Employment Rights.
     -----------------------------

     Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18.  Other Employee Benefits.
     ------------------------

     Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

19.  Amendment of the Plan.
     ----------------------

     (a) The Plan was initially adopted by the Board of Directors on July 15, 1985, was amended on April 9, 1986, January 1, 1987, January 30, 1990 and August 27, 1990, was readopted by the Board of Directors as a new Plan on June 24, 1991, was amended on March 24, 1992, February 14, 1995 and March 27, 1996, was reapproved by the stockholders of the Company on May 14, 1997 and was amended on February 26, 1998, each time subject to its becoming effective upon approval by the holders of a majority of the outstanding shares of Common Stock of the Company.

     (b) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options or under Rule 16b-3 or with respect to options held by persons who are required to file reports pursuant to Section 16(a) of the Exchange Act, the Board of Directors may not effect such modification or amendment without such approval.

     (c) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

20.  Withholding.
     ------------

     (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

     (b) Notwithstanding the foregoing, in the case of a director or officer, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.


21.  Cancellation and New Grant of Options, Etc.
     -------------------------------------------

     The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

22.  Effective Date and Duration of the Plan.
     ----------------------------------------

     (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no further Incentive Stock Options shall be granted. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 19) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

     (b) Termination. Unless sooner terminated in accordance with Section 16, the Plan shall terminate, with respect to Incentive Stock Options, upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. Unless sooner terminated in accordance with Section 16, the Plan shall terminate with respect to options which are not Incentive Stock Options on the date specified in (ii) above. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

23.  Provision for Foreign Participants.
     -----------------------------------

         The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.